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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                        ------------------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):  JUNE 10, 1998


                            STERLING COMMERCE, INC.
            (Exact Name of Registrant as Specified in its Charter)



  DELAWARE                         1-14196                        75-2623341
  (State of                      (Commission                    (IRS Employer
Incorporation)                   File Number)                Identification No.)

     300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS                  75201
       (Address of Principal Executive Offices)                   (Zip Code)

      Registrant's telephone number, including area code:  (214) 981-1000


================================================================================

ITEM 5.  OTHER EVENTS.

     As previously announced, Sterling Commerce, Inc., a Delaware corporation ("Sterling Commerce"), Sterling Commerce (Southern), Inc., a Delaware corporation and wholly owned subsidiary of Sterling Commerce ("Merger Sub"), and XcelleNet, Inc., a Georgia corporation ("XcelleNet"), entered into an Agreement and Plan of Merger dated as of April 16, 1998 (the "Merger Agreement"), pursuant to which XcelleNet will be merged with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation and remaining a wholly owned subsidiary of Sterling Commerce. On June 10, 1998, Sterling Commerce filed a Registration Statement on Form S-4 (the "Registration Statement") to register shares of common stock, par value $0.01, of Sterling Commerce ("Common Stock") issuable in connection with the Merger, including shares of Common Stock issuable upon exercise of presently outstanding options to purchase shares of XcelleNet, which options, if not exercised prior to the completion of the Merger, will be converted into options to purchase shares of Common Stock upon completion of the Merger.

     The proxy statement/prospectus included in the Registration Statement includes certain pro forma combined condensed financial information of Sterling Commerce which has been prepared to give effect to the Merger using the purchase method of accounting. Set forth below is the pro forma combined condensed financial information included in the Registration Statement.

     The unaudited pro forma combined condensed financial statements of Sterling Commerce give effect to the consummation of the Merger, as if the Merger had been consummated: (i) on March 31, 1998, in the case of the Unaudited Pro Forma Combined Condensed Balance Sheet and (ii) on October 1, 1996, in the case of the Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended September 30, 1997 and the six months ended March 31, 1998.

     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what Sterling Commerce's actual financial position or results of operations would have been had the Merger been consummated on such dates, nor is it necessarily indicative of future financial position or results of operations. Additionally, it does not give effect to (i) any transactions other than the Merger and those described in the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements of Sterling Commerce; (ii) either Sterling Commerce's or XcelleNet's results of operations since March 31, 1998; or (iii) any one-time charges that may result from the restructuring of Sterling Commerce's existing business due to the Merger. Sterling Commerce's Management is still in the process of evaluating and planning for the restructuring directly related to the Merger. In addition, Sterling Commerce intends to restructure certain other parts of its existing businesses and expects to incur charges related thereto, which costs are not included in the pro forma combined condensed financial information. All of these restructuring costs are expected to be incurred in the quarter ending September 30, 1998, when the Merger is expected to close and decisions related to the restructurings are expected to be finalized. Although Sterling Commerce's management is still in the process of evaluating the nature, scope and extent of the restructurings, it currently estimates that the related charges will be in the range of $65 million to $80 million in the aggregate. The pro forma combined condensed financial information does not purport to be indicative of Sterling Commerce's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the closing date of the Merger (the "Closing Date"), or for any period ending at the Closing Date, or as of or for any other future date or period.

     The following unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Sterling Commerce and XcelleNet and should be read in conjunction with such historical financial statements. Sterling Commerce has retained independent valuation professionals to determine the fair value of the assets and liabilities of XcelleNet (including intangible assets) as of the effective time of the Merger. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined condensed financial statements, there can be no assurance with respect thereto.

                            STERLING COMMERCE, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF MARCH 31, 1998
                                (IN THOUSANDS)

                                                         STERLING                  PRO FORMA
                                                         COMMERCE   XCELLENET     ADJUSTMENTS    PRO FORMA
                                                        HISTORICAL  HISTORICAL     (NOTE 2)      COMBINED
                                                        ----------  ----------    -----------    ---------
Current Assets:
    Cash and cash equivalents.........................    $269,122     $16,678      $ (74,151)(a) $211,649
    Marketable securities.............................     273,061      16,786                     289,847
    Accounts and notes receivable, net................     116,280      12,533                     128,813
    Income tax receivable.............................       9,731         227                       9,958
    Prepaid expenses and other current assets.........      20,060       1,959                      22,019
                                                          --------     -------      ---------     --------
      Total current assets............................     688,254      48,183        (74,151)     662,286

Property and equipment, net...........................      74,186       4,553                      78,739
Computer software, net................................      47,735       1,694         18,488 (c)   68,917
Excess cost over net assets acquired, net.............      16,190       2,319         25,531 (c)   44,040
Noncurrent deferred income taxes......................                     895           (895)(c)
Other assets..........................................      15,281         337                      15,618
Investment in XcelleNet...............................                                224,716 (a)
                                                                                      (48,366)(b)
                                                                                     (176,350)(c)
                                                          --------     -------      ---------     --------
      Total Assets....................................    $842,646     $57,981      $ (31,027)    $869,600
                                                          ========     =======      =========     ========

Current Liabilities:
    Accounts payable and accrued liabilities..........    $ 52,308     $ 5,269      $   8,180 (a) $ 65,757
    Income taxes payable..............................       6,893                                   6,893
    Deferred revenue..................................      61,141       3,252                      64,393

                                                          --------     -------      ---------     --------
      Total current liabilities.......................     120,342       8,521          8,180      137,043

    Deferred income taxes.............................      16,733       1,094          6,774 (c)   23,507
    Other noncurrent liabilities......................      13,975                                  15,069

Stockholders' equity:
   Common stock.......................................         910          84            (84)(b)      934
                                                                                           24 (a)
    Additional paid-in capital........................     546,342      34,644        (34,644)(b)  688,703
                                                                                      142,361 (a)
    Retained earnings.................................     144,344      13,638        (13,638)(b)    4,344
                                                                                     (140,000)(c)
                                                          --------     -------      ---------     --------
      Total stockholders' equity......................     691,596      48,366        (39,207)     693,981
                                                          --------     -------      ---------     --------

          Total liabilities and stockholders' equity..    $842,646     $57,981      $ (31,027)    $869,600
                                                          ========     =======      =========     ========

            See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

                            STERLING COMMERCE, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                     XCELLENET
                                             ----------------------------------------------------------
                               STERLING                       DEDUCT
                               COMMERCE      HISTORICAL     HISTORICAL
                              HISTORICAL        YEAR       THREE MONTHS   ADD HISTORICAL    PRO FORMA     PRO FORMA     PRO FORMA

                                 YEAR           ENDED          ENDED       THREE MONTHS       YEAR       ADJUSTMENTS  COMBINED YEAR

                             ENDED 9/30/97    12/31/97       12/31/97     ENDED 12/31/96  ENDED 9/30/97    (NOTE 3)   ENDED 9/30/97

                             -------------   ----------    -------------  --------------  -------------  -----------  -------------
Revenue:
   Products.................   $119,958      $  34,320        $10,540       $ 10,258       $ 34,038                      $153,996
   Product support..........     71,316         14,942          4,229          3,117         13,830                        85,146
   Services.................    142,565          4,317          1,238            340          3,419                       145,984
   Royalties................     16,758                                                                                    16,758
                               --------      ---------        -------       --------       --------       -------        --------
                                350,597         53,579         16,007         13,715         51,287                       401,884

Costs and expenses:
   Cost of sales:
       Products and product
           support..........     35,863          6,027          1,590          1,299          5,736       $ 6,821 (a)      48,420
       Services.............     34,752          4,147          1,178            580          3,549                        38,301
                               --------      ---------        -------       --------       --------       -------        --------
                                 70,615         10,174          2,768          1,879          9,285       $ 6,821          86,721

Product development and
   enhancement..............     24,853          8,840          2,177          2,049          8,712                        33,565
Selling, general and                                                                                                      164,541
   administrative...........    134,849         29,453          7,996          8,235         29,692
Purchased research and
   development..............     31,879                                                                                    31,879
Reorganization costs........     15,810          1,025                         3,112          4,137                        19,947
                               --------      ---------  -------------       --------       --------       -------        --------
                                278,006         49,492         12,941         15,275         51,826         6,821         336,653
                               --------      ---------        -------       --------       --------       -------        --------
Income (loss) before other
   income and income taxes..     72,591          4,087          3,066         (1,560)          (539)       (6,821)         65,231
Other income................     16,693            877            288            177            766                        17,459
                               --------      ---------        -------       --------       --------       -------        --------
Income (loss) before income
   taxes....................     89,284          4,964          3,354         (1,383)           227        (6,821)         82,690
Provisions for (benefit of)
   income taxes.............     33,840          1,819          1,174           (529)           116        (1,534)(b)      32,422
                               --------      ---------        -------       --------       --------       -------        --------
       Net income (loss)....   $ 55,444      $   3,145        $ 2,180       $   (854)      $    111       $(5,287)       $ 50,268
                               ========      =========        =======       ========       ========       =======        ========

Net income per common
 share:
   Basic....................   $   0.66                                                                                  $   0.58
                               ========                                                                                  ========
   Diluted..................   $   0.64                                                                                  $   0.56
                               ========                                                                                  ========

Shares used to compute net
 income per common share:
   Basic....................     83,561                                                                                    85,992
                               ========                                                                                  ========
   Diluted..................     83,983                                                                                    89,007
                               ========                                                                                  ========




            See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

                            STERLING COMMERCE, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 1998
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                    XCELLENET
                                             -------------------------------------------------------
                               STERLING                                      ADD
                               COMMERCE      HISTORICAL      DEDUCT       HISTORICAL      PRO FORMA                     PRO FORMA
                              HISTORICAL       YEAR        HISTORICAL    THREE MONTHS     SIX MONTHS     PRO FORMA      COMBINED
                              SIX MONTHS       ENDED       NINE MONTHS       ENDED          ENDED       ADJUSTMENTS    SIX MONTHS
                             ENDED 3/31/98    12/31/97    ENDED 9/30/97     3/31/98        3/31/98       (NOTE 3)     ENDED 3/31/98
                             -------------   ----------   -------------  ------------     ----------    -----------   -------------
Revenue:
   Products.................   $ 76,860      $  34,320        $23,780       $  8,175       $ 18,715                      $ 95,575
   Product support..........     45,762         14,942         10,713          4,492          8,721                        54,483
   Services.................     94,737          4,317          3,079          1,546          2,784                        97,521
                               --------      ---------        -------       --------       --------       -------        --------
                                217,359         53,579         37,572         14,213         30,220                       247,579

Costs and expenses:
   Cost of sales:
       Products and
        product support.....     18,928          6,027          4,437          1,587          3,177       $ 3,411 (a)      25,516
       Services.............     25,564          4,147          2,969          1,253          2,431                        27,995
                               --------      ---------        -------       --------       --------       -------        --------
                                 44,492         10,174          7,406          2,840          5,608         3,411          53,511


Product development and
   enhancement..............     14,040          8,840          6,663          2,206          4,383                        18,423
Selling, general and
 administrative.............     90,366         29,453         21,457          7,572         15,568                       105,934
Reorganization costs........                     1,025          1,025
                               --------      ---------        -------       --------       --------       -------        --------
                                148,898         49,492         36,551         12,618         25,559         3,411         177,868
                               --------      ---------        -------       --------       --------       -------        --------

Income (loss) before other
 income and income taxes....     68,461          4,087          1,021          1,595          4,661        (3,411)         69,711
Other income................     11,919            877            589            328            616                        12,535
                               --------      ---------        -------       --------       --------       -------        --------
Income (loss) before
 income taxes...............     80,380          4,964          1,610          1,923          5,277        (3,411)         82,246
Provisions for (benefit
 of) income taxes...........     29,202          1,819            645            663          1,837          (767)(b)      30,272
                               --------      ---------        -------       --------       --------       -------        --------
       Net income (loss)....   $ 51,178      $   3,145        $   965       $  1,260       $  3,440       $(2,644)       $ 51,974
                               ========      =========        =======       ========       ========       =======        ========

Net income per common
 share:
   Basic....................   $   0.57                                                                                  $   0.56
                               ========                                                                                  ========
   Diluted..................   $   0.55                                                                                  $   0.54
                               ========                                                                                  ========

Shares used to compute net
 income per common share:
   Basic....................     90,069                                                                                    92,500
                               ========                                                                                  ========
   Diluted..................     93,786                                                                                    96,810
                               ========                                                                                  ========


            See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1.  GENERAL

    The Merger will be accounted for as a purchase business combination by Sterling Commerce. These unaudited pro forma combined condensed financial statements reflect the payment of approximately $74.2 million in cash and the issuance of approximately 2,431,000 shares of Common Stock in exchange for an aggregate of approximately 8,426,000 shares of common stock, par value $0.01, of XcelleNet ("XcelleNet Stock") (amount of XcelleNet Stock outstanding as of May 31, 1998). The pro forma adjustments assume a payment of $8.80 in cash per share of XcelleNet Stock and the issuance of 0.2885 share of Common Stock (the "Stock Factor") for each share of XcelleNet Stock as set forth in the following table:

    XcelleNet Stock outstanding as of May 31, 1998..  8,426,266
    Stock Factor....................................     0.2885
                                                      ---------
    Number of shares of Common Stock exchanged......  2,430,978

    The actual amount of the cash payment and the actual number of shares of Common Stock to be issued will be determined at the Effective Time of the Merger based on the actual number of shares of XcelleNet Stock outstanding on that date and a Stock Factor of 0.2885, subject to adjustment as provided in the Merger Agreement.

    The accompanying unaudited pro forma combined condensed financial statements reflect an aggregate purchase price of approximately $225 million, consisting of cash paid, Common Stock issued to XcelleNet shareholders, valued at 45.75 per share, and costs of Sterling Commerce directly related to the Merger as follows (in thousands):

    Cash paid to XcelleNet shareholders.............  $ 74,151
    Common Stock issued and XcelleNet options
     assumed to complete the Merger.................   142,385
    Investment advisor, legal, accounting and
     other professional fees and expenses...........     5,660
    Other costs related to the Merger...............     2,520
                                                      --------
                                                      $224,716
                                                      ========

    For purposes of the accompanying unaudited pro forma combined condensed balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by Sterling Commerce's management based primarily on information furnished by management of XcelleNet. Sterling Commerce will retain independent valuation professionals to assist in the determination of the value to be assigned to the individual assets to be acquired, including intangible assets and in-process research and development. While the pro forma information has been presented based on the best information currently available to Sterling Commerce's management, the final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of XcelleNet. Although the final valuation of the assets to be acquired is not presently expected to result in values that are significantly different from management's estimates as included in the unaudited pro forma combined condensed balance sheet, there can be no assurance with respect thereto.

2.  UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

    The accompanying unaudited pro forma combined condensed balance sheet assumes the Merger was consummated on March 31, 1998 and reflects the following pro forma adjustments:

    a)  To record the aggregate cost of the Merger as described in Note 1 above.

    b)  To eliminate XcelleNet's historical equity balances.

    c) To record the allocation of the purchase price for the Merger to the assets and liabilities acquired as follows (in thousands):

    Working capital............................................. $ 39,662
    Property and equipment......................................    4,553
    Software....................................................   20,182
    Other assets................................................      337
    Other liabilities...........................................   (1,094)
    Deferred income taxes.......................................   (6,774)
    Purchase in-process research and development
     to be charged to expense upon consummation
     of the Merger..............................................  140,000
    Excess cost over net assets acquired........................   27,850
                                                                 --------
                                                                 $224,716
                                                                 ========


3.  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATION

    The accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the Merger was consummated as of October 1, 1996 and reflect the following pro forma adjustments:

    a) To record amortization of software acquired in the Merger computed using the straight-line method over its estimated remaining economic life (five years) and amortization of excess cost over net assets acquired over its estimated remaining economic life (ten years).

    b) To adjust the provision for income taxes to reflect the impact on the results of operations of the Merger and related pro forma adjustments.

4.  UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

    The unaudited pro forma combined basic net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of Common Stock outstanding during the period plus 2,430,978, the number of shares of Common Stock currently anticipated to be issued to complete the Merger. The unaudited pro forma combined diluted net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of Common Stock outstanding during the period, as adjusted for the effect of dilutive stock options, plus 3,024,388, the number of shares of Common Stock currently anticipated to be issued, as adjusted for the effect of dilutive stock options of XcelleNet assumed, to complete the Merger.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             STERLING COMMERCE, INC.



                             By:  /s/ Albert K. Hoover
                                ------------------------------------------------
                                  Albert K. Hoover, Senior Vice President
                                  and General Counsel


Dated:  June 10, 1998